INVESTAR®

NASDAQ: ISTR

Q3 2023 Investor Presentation

Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate, including risks and uncertainties caused by disruptions in the banking industry earlier this year, potential continued higher inflation and interest rates, supply and labor constraints, the wars in Ukraine and Israel and the ongoing COVID-19 pandemic; (2) our ability to achieve organic loan and deposit growth, and the composition of that growth; (3) changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing, including potential continued increases in interest rates in 2023; (4) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (5) our adoption on January 1, 2023 of ASU 2016-13, and inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates; (6) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (7) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may continue to be adversely impacted by the disruptions in the banking industry earlier this year causing bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (8) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (9) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (10) our dependence on our management team, and our ability to attract and retain qualified personnel; (11) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (12) concentration of credit exposure; (13) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (14) fluctuations in the price of oil and natural gas; (15) data processing system failures and errors; (16) cyberattacks and other security breaches; and (17) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism, an outbreak or intensifying of hostilities including the wars in Ukraine and Israel or other international or domestic calamities, acts of God and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Part I Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") and in Part II Item 1A. "Risk Factors" in Investar's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC.

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core efficiency ratio," "core return on average assets," "core basic earnings per share," and "core diluted earnings per share." Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Investar's business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures are included in the appendix.

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 29 branches across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 40 consecutive quarters of dividends paid; 8 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Execution of Strategic Initiatives

Loan Portfolio Transformation

- During the 3rd quarter, we entered into an agreement to acquire commercial and industrial revolving lines of credit with an unpaid principal balance of $163 million in two tranches. The purchase of the first tranche, consisting of loans with an unpaid principal balance of approximately $36 million was completed in the third quarter. The purchase of the second tranche, consisting of loans with an unpaid principal balance of approximately $127 million closed in the fourth quarter. The loans are variable rate and short-term in nature. The transaction is accretive to our core financial metrics, immediately increasing expected per share returns to our stockholders.
- These loans are to consumer finance lenders that possess a history of high credit quality and provide opportunities to deepen the relationships through our expansive services including treasury management. After a thorough due diligence process, we hand-selected the loans that align with our desired credit profile. Moreover, we hired two new lenders with over 50 years of combined experience within this lending segment. The borrowers primarily consist of seasoned operating companies with tenured management teams who have experience through many economic cycles.
- The purchase was funded with excess funds as well as the utilization of shorter term brokered CDs which were laddered to provide flexibility.
- Variable-rate loans as a percentage of total loans was 22% as of September 30, 2023 and increased approximately 5% upon the closing of the second tranche.
- Moreover, as part our strategy to optimize our balance sheet, we have made the decision to exit the consumer mortgage origination business as we transition into shorter duration and better risk-adjusted return asset classes. As of September 30, 2023, our consumer mortgage portfolio was approximately $264.1 million.

Balance Sheet Optimization

- As we look forward to the fourth quarter of 2023 and into 2024, we are beginning a pivot from a growth strategy to a focus on consistent, quality earnings. Accordingly, we intend to right-size the balance sheet.
- This transition will allow for repayment of higher cost borrowings with cash flows from loan and investment security maturities.
- Remain focused on consistently optimizing loan, deposit and other funding options.

Execution of Strategic Initiatives (continued)

Capital

- Remain focused on building capital levels through organic earnings coupled with strategic management of balance sheet, including disciplined pace of share repurchases.

Funding

- Beginning in the second quarter of 2023, we began utilizing the Federal Reserve's Bank Term Funding Program ("BTFP") to secure fixed rate funding for up to a one-year term and reduce short-term Federal Home Loan Bank ("FHLB") advances, which are priced daily. The Bank utilized this source of funding due to its lower rate as compared to FHLB advances, the ability to prepay the obligations without penalty, and as a means to lock in funding. Brokered time deposits remain under 10% of total assets as of September 30, 2023.

Expense Control and Efficiency

- Despite inflationary pressures, we reduced Q3 2023 year to date core noninterest expense by approximately $0.3 million from $46.7 million in 2022 to $46.4 million in 2023.[1]
- Since the beginning of 2020, we have been proactive in our branch network strategy and have closed six branch locations, sold two branch locations and sold three tracts of land that were being held for future branch locations. The optimization of our branch footprint will continue to result in cost savings and allow us to focus more on our core markets.
- During the third quarter, we executed on the optimization of the branch and ATM footprint. As a result of a thorough review of our ATM footprint, we ceased operation of 14 ATMs which will result in future cost savings.

Credit Quality and Resolution

- As of the 2nd quarter, we have transitioned into the recovery phase of the impaired loan relationship impacted by Hurricane Ida in the 3rd quarter of 2021. We expect further progress as we transition towards a resolution of the related properties included in OREO as of September 30, 2023.
- Nonaccrual loans have declined by $27.6 million to $5.3 million since the 3rd quarter of 2021. Nonperforming assets to total assets was 0.36% at September 30, 2023 compared to 0.40% at June 30, 2023. The allowance for credit losses to nonperforming loans increased to 534.08% at September 30, 2023 compared to 429.6% at June 30, 2023.
- Over the last two years, we have increased our focus on underwriting high quality credits that are less susceptible to effects from a potential economic downturn and proactively exited credit relationships that do not fit this strategy.

[1] Non-GAAP financial measure; Q3 2022 year to date core noninterest expense is calculated using total noninterest expense of $47.0 million, adjusted for $8,000 in severance and $0.2 million in loss on early extinguishment of subordinated debt

Financial Overview – 3rd Quarter 2023

Highlights

- Recorded quarterly net income of $2.8 million in the 3rd quarter.
- Total revenues, or interest and noninterest income, for the 3rd quarter totaled $34.8 million, an increase of $0.3 million, or 1.0%, compared to the 2nd quarter.
- Repurchased 52,407 shares during the 3rd quarter. In July, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.

Liquidity

- Total deposits increased $28.6 million, or 1.3%, at September 30, 2023 to $2.21 billion compared to $2.18 billion at June 30, 2023.
- Uninsured deposits were 34% of total deposits at September 30, 2023.
- Utilized the Federal Reserve's BTFP to secure fixed rate funding for up to a one-year term and reduced short-term FHLB advances, which are priced daily. The Bank utilized this source of funding due to its lower rate, the ability to prepay the obligations without penalty, and as a means to lock in funding.

Loans and Credit Quality

- Total loans increased $18.2 million, or 0.9%, to $2.10 billion at September 30, 2023 compared to $2.08 billion at June 30, 2023.
- During the 3rd quarter, we entered into an agreement to acquire commercial and industrial revolving lines of credit with an unpaid principal balance of $163 million in two tranches and closed $36 million in the 3rd quarter.
- Nonperforming loans were 0.27% of total loans at September 30, 2023 compared 0.34% of total loans at June 30, 2023.

3rd Quarter Results	
Balance Sheet (in millions)	
Assets	$ 2,790
Net Loans	$ 2,073
Deposits	$ 2,209
Equity	$ 209
Holding Company Capital	
TCE/TA[1]	6.05%
Tier 1 Leverage Capital	8.53%
Common Equity Tier 1 Capital	9.40%
Tier 1 Capital	9.79%
Total Capital	12.87%
Profitability (dollars in thousands)	
Net Interest Margin	2.66%
ROAA	0.40%
ROAE	5.01%
Net Income	$ 2,781
Pre-Tax, Pre-Provision Income[1]	$ 3,332
Per Share Information	
Tangible Book Value[1]	$ 17.00
Earnings (Diluted)	$ 0.28
Dividends	$ 0.10

[1] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]



6.1% TBV / Share (Ex. AOCI)[1]
GROWTH CAGR[2]
2018 – 2023Q3
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
TBV per Share[1] ($)
$17.13
$17.46
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.43
$22.37
$17.00
$23.18
2018
2019
2020
2021
2022
Q3 2023
TBV/Share
TBV/Share (excl. AOCI)

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2018 and ending September 30, 2023

Dividend History



$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
34% CAGR
2014[1]
2015
2016
2017
2018
2019
2020
2021
2022
Q3 2023[2]

INVESTAR HOLDING CORPORATION

[1] *Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007*
[2] *Annualized based on 3rd quarter 2023 dividend of $0.10*

Recent GAAP Earnings Performance

Net Income ($000)


$7,304
$8,898
$3,812
$6,547
$2,781
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Earnings Per Share (Diluted)


$0.73
$0.88
$0.38
$0.67
$0.28
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

ROAA (%)


1.11
1.32
0.57
0.96
0.40
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Net Interest Margin (%)


3.77
3.50
3.13
2.82
2.66
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Recent Core Earnings Performance

Core Earnings ($000)[1]



$7,119
$6,219
$5,123
$6,616
$3,259
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Core Earnings Per Share (Diluted)[1]



$0.71
$0.62
$0.51
$0.67
$0.33
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Core ROAA (%)[1]



1.08
0.92
0.76
0.97
0.47
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Core Efficiency Ratio (%)[1]



61.63
63.35
69.89
74.21
79.98
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see the appendix for additional details*

Returns to Shareholders

Shares Repurchased (%)[1]



5.89%
5.02%
3.79%
3.39%
1.93%
1.39%
2018
2019
2020
2021
2022
YTD 2023

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Repurchased 52,407 shares during the 3rd quarter at an average price of $12.89 and 190,682 shares year to date at an average price of $13.98.
- QTD and YTD purchases represent discounts to tangible book value of 24% and 18%, respectively, as of September 30, 2023.

Dollars Returned to Shareholders ($000)



$13,798
$14,092
$10,493
$10,015
$2,686
$3,552
$2,167
$3,090
$4,836
$5,552
$11,112
$10,540
$1,468
$8,326
$6,925
$2,864
$3,368
$2,688
2018
2019
2020
2021
2022
YTD 2023
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $47.4 million to repurchase 2,503,968 shares at an average price of $18.92.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 34% per annum since our initial public offering to $0.10 per share.

[1] Represents shares repurchased in period stated divided by common shares outstanding at prior period end.

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction


2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Mainland Bank (TX)
2019
Bank of York (AL)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.8 Billion

Investment Portfolio – 3rd Quarter Update

Available-for-Sale *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 66,500	$ (680)	$ 65,820
State and Political Subdivisions	19,864	(3,071)	16,793
Corporate Bonds	33,749	(4,240)	29,509
Residential Mortgage-backed Securities	282,660	(58,335)	224,325
Commercial Mortgage-backed Securities	78,523	(10,485)	68,038
Total	**$ 481,296**	**$ (76,811)**	**$ 404,485**

Available-for-Sale Portfolio Characteristics	
Weighted average modified duration	5.3 years
Current tax-equivalent yield	3.06%

Held-to-Maturity *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
Residential Mortgage-backed Securities	$ 2,336	$ (318)	$ 2,018
State and Political Subdivisions	17,708	89	17,797
Total	**$ 20,044**	**$ (229)**	**$ 19,815**

Held-to-Maturity Portfolio Characteristics	
Weighted average modified duration	6.9 years
Current tax-equivalent yield	4.98%

Total Effective Duration: 5.3 years


Residential Mortgage-backed Securities 56%
Commercial Mortgage-backed Securities 17%
U.S. Governmental Securities 16%
State and Political Subdivisions 4%
Corporate Bonds 7%


Residential Mortgage-backed Securities 10%
State and Political Subdivisions 90%

Investment Portfolio – Principal Cash Flows

~$101 Million Maturing by Q4 '25


$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
25%
20%
15%
10%
5%
0%
$10.8
$9.1
$11.7
$10.2
$10.8
$14.0
$14.1
$10.4
$9.7
2%
4%
7%
9%
11%
14%
17%
20%
22%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Cashflow ($ in millions)
Cumlative Principal Return (%)

Loan Portfolio – 3rd Quarter Update

- Loan yield improved to 5.53% for the 3rd quarter compared to 5.44% for the 2nd quarter.
- Total loans increased $18.2 million, or 0.9%, to $2.10 billion at September 30, 2023, compared to $2.08 billion at June 30, 2023.
- During the 3rd quarter, we entered into an agreement to acquire commercial and industrial loans with an unpaid principal balance of $163 million.
  - The purchase of the first tranche of approximately $36 million was completed in the 3rd quarter.
  - The purchase of the second tranche of approximately $127 million was completed in the 4th quarter.
- Increase in the business lending portfolio compared to June 30, 2023 is primarily driven by the purchase of commercial and industrial revolving lines of credit.



Consumer
0.6%
Commercial & Industrial
19.6%
Construction & Development
10.0%
Nonowner-Occupied Commercial Real Estate
23.9%
1-4 Family Residential
19.7%
Owner-Occupied Commercial Real Estate
20.9%
Multifamily
4.9%
Farmland
0.4%

As of September 30, 2023

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	12/30/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Construction & Development	$ 203,204	$ 201,221	$ 214,543	$ 220,609	$ 201,633	$ 210,274	$ 197,850	$ 211,390
1-4 Family Residential	364,307	367,520	380,028	391,857	401,377	401,329	414,380	415,162
Multifamily	59,570	52,500	56,491	57,306	81,812	80,980	80,424	102,974
Farmland	20,128	18,296	15,676	14,202	12,877	10,731	8,434	8,259
Owner-Occupied Commercial Real Estate	460,205	436,763	440,714	445,671	445,148	433,585	441,393	440,208
Nonowner-Occupied Commercial Real Estate	436,172	471,447	451,108	464,520	513,095	533,572	530,820	501,649
Commercial & Industrial	310,831	314,093	343,355	397,759	435,093	425,093	399,488	411,290
Consumer	17,595	15,603	14,480	13,753	13,732	13,480	12,074	12,090
Total Loans	$ 1,872,012	$ 1,877,444	$ 1,916,395	$ 2,005,677	$ 2,104,767	$ 2,109,044	$ 2,084,863	$ 2,103,022

INVESTAR HOLDING CORPORATION

CRE Portfolio Overview



Farmland
1%
Healthcare
12%
Warehouse
6%
Multi-family
10%
Office
10%
Retail
16%
Professional, Manufacturing & Other
45%
$1.1B

Portfolio Characteristics September 30, 2023	
% of Total Portfolio	50.1%
Owner-Occupied as % of CRE Portfolio	41.8%
Nonowner-Occupied Office as a % of Total Portfolio	5.0%
Average Loan Size	$901K

Note: CRE portfolio is inclusive of multifamily and farmland loans

C&I Portfolio Overview



By Collateral Type
$310M
Unsecured
7%
Attorney Cases
13%
Other
13%
Accounts Receivable
24%
Equipment
16%
Inventory
1%
Cash/Brokerage Secured
10%
Marine
16%



By Industry
$310M
Transportation & Warehousing
18%
Professional (Scientific & Tech)
15%
Other
37%
Finance and Insurance
16%
Construction
9%
Real Estate
5%

Portfolio Characteristics September 30, 2023	
% of Total Portfolio	14.8%
Average Loan Size	$66K

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview



Multi-family
1%
1-4 Family
Construction - Builder
24%
1-4 Family Construction -
Consumer
8%
Lot/Raw Land -
Consumer
2%
1-4 Family
Development/Builder Lots
10%
Commercial Land
and Construction
55%
$211M

Portfolio Characteristics September 30, 2023	
% of Total Portfolio	10.0%
Average Loan Size	$543K

Consumer Portfolio Overview


Unsecured
13%
Miscellaneous
1%
Auto
27%
$12M
CD/Savings Secured
44%
Recreational
15%

Portfolio Characteristics September 30, 2023	
% of Total Portfolio	0.6%
Average Loan Size	$10K

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses

Allowance for Credit Losses / Total Loans (%)



0.63
1.09
1.11
1.16
1.42
2019Y
2020Y
2021Y
2022Y
2023Q3

(Dollars in thousands)	For the Year Ended 12/31/2019	12/31/2020	12/31/2021	12/31/2022	For the Nine Months Ended 9/30/2023
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 9,454	$ 10,700	$ 20,363	$ 20,859	$ 24,364
ASC Topic 326 adoption impact[1]	-	-	-	-	5,865
Provision for credit losses on loans	1,908	11,160	22,885	2,922	(2,694)
Charge-offs & Adj.	(800)	(1,754)	(22,636)	(633)	(669)
Recoveries	138	257	247	1,216	2,912
Allowance for Credit Losses - Ending	$ 10,700	$ 20,363	$ 20,859	$ 24,364	$ 29,778

[1] Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)



$15,440
$12,018
$6,361
$11,131
$10,013
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

NPAs / Assets (%)



0.58
0.44
0.23
0.40
0.36
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Net Charge-offs / Avg. Loans (%)



0.00
0.00
0.01
(0.11)
(0.01)
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

Reserves / NPLs (%)



176.7
214.9
535.6
429.6
534.1
2022Q3
2022Q4
2023Q1
2023Q2
2023Q3

INVESTAR HOLDING CORPORATION

Deposit Portfolio

- Total deposits increased $28.6 million, or 1.3%, to $2.21 billion at September 30, 2023, compared to $2.18 billion at June 30, 2023.
- Uninsured deposits were 34% of total deposits at September 30, 2023.
- Beginning in the fourth quarter of 2022, management utilized brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. The remaining weighted average duration of brokered time deposits is approximately 13 months with a weighted average rate of 5.02%.

Deposit Mix at September 30, 2023



Interest-bearing Demand 21.8%
Money Market 8.4%
Savings 6.0%
Brokered Time 9.0%
Noninterest-bearing Demand 20.8%
Time 34.0%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Noninterest-bearing Demand	$ 597,452	$ 585,465	$ 614,416	$ 615,779	$ 590,610	$ 580,741	$ 508,241	$ 488,311	$ 459,519
Interest-bearing Demand	658,743	650,868	710,914	647,277	624,025	565,598	538,515	514,501	482,706
Brokered Demand	125,016	-	-	-	-	-	-	-	-
Money Market	264,846	255,501	276,112	243,795	251,213	208,596	180,402	158,984	186,478
Savings	174,953	180,837	182,532	176,760	167,131	155,176	137,336	125,442	131,743
Brokered Time	-	-	-	-	-	9,990	146,270	153,365	197,747
Time	482,631	447,595	402,030	379,059	419,704	562,264	634,883	740,250	751,240
Total Deposits	$ 2,303,641	$ 2,120,266	$ 2,186,004	$ 2,062,670	$ 2,052,683	$ 2,082,365	$ 2,145,647	$ 2,180,853	$ 2,209,433
Total Deposit Interest Rate[1]	0.32%	0.22%	0.18%	0.17%	0.25%	0.58%	1.20%	1.78%	2.14%

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Non-Interest Expense



$1,786,469
$2,148,916
$2,321,181
$2,513,203
$2,753,807
$2,789,533
$41,882
$39,488
$48,168
$46,079
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,920
$61,849
2018
2019
2020
2021
2022
YTD 2023²
Non-interest expense (GAAP)
Core Non-interest expense¹
Total Assets

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Annualized based on YTD 2023 actual results as of September 30, 2023

Financial Profile

(Dollars in thousands, except per share data)	As of December 31, 2018	2019	2020	2021	2022	For the Three Months Ended 12/31/2022	3/31/2023	6/30/2023	9/30/2023
Balance Sheet									
Total Assets	$1,786,469	$2,148,916	$2,321,181	$2,513,203	$2,753,807	$2,753,807	$2,751,669	$2,753,674	$2,789,533
Total Loans	$1,400,825	$1,691,975	$1,860,318	$1,872,012	$2,104,767	$2,104,767	$2,109,044	$2,084,863	$2,103,022
Total Deposits	$1,361,731	$1,707,706	$1,887,824	$2,120,266	$2,082,365	$2,082,365	$2,145,647	$2,180,853	$2,209,433
Loans/Deposits	102.87%	99.08%	98.54%	88.29%	101.08%	101.08%	98.29%	95.60%	95.18%
Capital									
TCA / TA[1]	9.20%	9.96%	9.22%	8.04%	6.37%	6.37%	6.48%	6.48%	6.05%
Total Capital	13.46%	15.02%	14.71%	12.99%	13.25%	13.25%	13.24%	13.49%	12.87%
Tier 1 Capital	11.59%	12.03%	11.36%	9.90%	10.21%	10.21%	10.06%	10.28%	9.79%
Tier 1 Leverage Capital	9.81%	10.45%	9.49%	8.12%	8.53%	8.53%	8.30%	8.45%	8.53%
Profitability Measures									
Net Interest Margin	3.61%	3.51%	3.49%	3.53%	3.67%	3.50%	3.13%	2.82%	2.66%
Non Interest Income / Average Assets	0.26%	0.31%	0.53%	0.47%	0.70%	0.51%	0.16%	0.30%	0.24%
Non Interest Expense / Average Assets	2.48%	2.44%	2.51%	2.45%	2.34%	2.06%	2.40%	2.22%	2.29%
Efficiency Ratio	67.89%	67.81%	66.72%	65.79%	56.29%	53.59%	76.12%	74.50%	82.56%
ROAA	0.81%	0.85%	0.61%	0.31%	1.37%	1.32%	0.57%	0.96%	0.40%
ROAE	7.68%	8.21%	5.77%	3.22%	15.63%	16.69%	7.04%	11.85%	5.01%
Diluted Earnings Per Share	$ 1.39	$ 1.66	$ 1.27	$ 0.76	$ 3.50	$ 0.88	$ 0.38	$ 0.67	$ 0.28
Net Income	$ 13,606	$ 16,839	$ 13,889	$ 8,000	$ 35,709	$ 8,898	$ 3,812	$ 6,547	$ 2,781
Asset Quality									
NPAs / Assets	0.54%	0.30%	0.62%	1.28%	0.44%	0.44%	0.23%	0.40%	0.36%
NCOs / Avg Loans	0.08%	0.04%	0.08%	1.18%	-0.03%	0.00%	0.01%	-0.11%	-0.01%

[1] Non-GAAP financial measure; please see appendix for additional details

INVESTAR HOLDING CORPORATION

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31, 2018	2019	2020	2021	2022	For the Three Months Ended 12/31/2022	3/31/2023	6/30/2023	9/30/2023
Tangible common equity:									
Total stockholders' equity	$ 182,262	$ 241,976	$ 243,284	$ 242,598	$ 215,782	$ 215,782	$ 218,458	$ 218,357	$ 208,717
Adjustments:									
Goodwill	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(2,363)	(4,903)	(4,088)	(3,948)	(3,059)	(3,059)	(2,776)	(2,589)	(2,408)
Tangible common equity	$ 162,475	$ 210,941	$ 211,052	$ 198,562	$ 172,635	$ 172,635	$ 175,594	$ 175,680	$ 166,221
AOCI	(3,076)	1,891	1,805	1,163	(48,913)	(48,913)	(44,250)	(49,165)	(60,452)
Tangible common equity excluding AOCI	$ 165,551	$ 209,050	$ 209,247	$ 197,399	$ 221,548	$ 221,548	$ 219,844	$ 224,845	$ 226,673
Common shares outstanding	9,484,219	11,228,775	10,608,829	10,343,494	9,901,847	9,901,847	9,900,648	9,831,145	9,779,688
Book value per common share	$ 19.22	$ 21.55	$ 22.93	$ 23.45	$ 21.79	$ 21.79	$ 22.06	$ 22.21	$ 21.34
Tangible book value per common share	$ 17.13	$ 18.79	$ 19.89	$ 19.20	$ 17.43	$ 17.43	$ 17.74	$ 17.87	$ 17.00
Tangible book value per common share excluding AOCI	$ 17.46	$ 18.62	$ 19.72	$ 19.08	$ 22.37	$ 22.37	$ 22.21	$ 22.87	$ 23.18
Tangible assets:									
Total assets	$ 1,786,469	$ 2,148,916	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,753,807	$ 2,751,669	$ 2,753,674	$ 2,789,533
Adjustments:									
Goodwill	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(2,363)	(4,903)	(4,088)	(3,948)	(3,059)	(3,059)	(2,776)	(2,589)	(2,408)
Tangible assets	$ 1,766,682	$ 2,117,881	$ 2,288,949	$ 2,469,167	$ 2,710,660	$ 2,710,660	$ 2,708,805	$ 2,710,997	$ 2,747,037
Total stockholders' equity to total assets ratio	10.20%	11.26%	10.48%	9.65%	7.84%	7.84%	7.94%	7.93%	7.48%
Tangible common equity to tangible assets ratio	9.20%	9.96%	9.22%	8.04%	6.37%	6.37%	6.48%	6.48%	6.05%

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended						
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Net Income	$ 10,103	$ 9,404	$ 7,304	$ 8,898	$ 3,812	$ 6,547	$ 2,781
Plus: Provision for Credit Losses	(449)	941	1,162	1,268	388	(2,840)	(34)
Plus: Income Tax Expense	2,600	2,459	1,699	1,881	874	1,509	585
Pre-Tax, Pre-Provision Net Income	**$ 12,254**	**$ 12,804**	**$ 10,165**	**$ 12,047**	**$ 5,074**	**$ 5,216**	**$ 3,332**

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended								
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Interest on Deposits	$ 1,854	$ 1,217	$ 976	$ 907	$ 1,315	$ 3,052	$ 6,221	$ 9,534	$ 11,733
Average Interest-Bearing Deposits	1,691,318	1,597,556	1,576,643	1,498,354	1,456,826	1,482,268	1,557,665	1,655,506	1,707,848
Average Noninterest-Bearing Deposits	581,397	603,162	586,556	611,618	612,777	590,020	550,503	490,123	462,525
Average Total Deposits	2,272,715	2,200,718	2,163,199	2,109,972	2,069,603	2,072,288	2,108,168	2,145,629	2,170,373
Total Deposit Interest Rate	**0.32%**	**0.22%**	**0.18%**	**0.17%**	**0.25%**	**0.58%**	**1.20%**	**1.78%**	**2.14%**

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended 9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Net interest income	$ 23,467	$ 22,519	$ 20,173	$ 18,387	$ 17,469
Provision for credit losses	1,162	1,268	388	(2,840)	(34)
Net interest income after provision for credit losses	**$ 22,305**	**$ 21,251**	**$ 19,785**	**$ 21,227**	**$ 17,503**
Noninterest income	2,665	3,441	1,076	2,070	1,637
Loss on call or sale of investment securities, net	-	-	1	-	-
Loss on sale or disposition of fixed assets, net	103	67	859	58	367
(Gain) loss on sale of other real estate owned, net	(50)	(2)	142	(5)	(23)
Gain on sale of loans[1]	-	-	(75)	-	-
Change in the fair value of equity securities	27	(12)	4	107	(22)
Income from insurance proceeds[2]	-	(1,384)	-	-	-
Change in the net asset value of other investments[3]	(305)	44	33	(78)	105
Core noninterest income	**$ 2,440**	**$ 2,154**	**$ 2,040**	**$ 2,152**	**$ 2,064**
Core earnings before noninterest expense	24,745	23,405	21,825	23,379	19,567
Total noninterest expense	15,967	13,913	16,175	15,241	15,774
Severance[4]	-	(624)	-	-	(123)
Employee retention credit, net of consulting fees[5]	-	2,342	-	-	-
Divestiture expense[6]	-	-	(651)	-	-
Loan purchase expense[7]	-	-	-	-	(29)
Core noninterest expense	**$ 15,967**	**$ 15,631**	**$ 15,524**	**$ 15,241**	**$ 15,622**
Core earnings before income tax expense	**$ 8,778**	**$ 7,774**	**$ 6,301**	**$ 8,138**	**$ 3,945**
Core income tax expense[8]	1,659	1,555	1,178	1,522	686
Core earnings	**$ 7,119**	**$ 6,219**	**$ 5,123**	**$ 6,616**	**$ 3,259**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

(Dollars in thousands, except per share data)	For the Three Months Ended 9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Core basic earnings per common share	$ 0.71	$ 0.63	$ 0.52	$ 0.67	$ 0.33
Diluted earnings per common share (GAAP)	0.73	0.88	0.38	0.67	0.28
Loss on call or sale of investment securities, net	-	-	-	-	-
Loss on sale or disposition of fixed assets, net	0.01	0.01	0.07	-	0.03
(Gain) loss on sale of other real estate owned, net	-	-	0.01	-	-
Gain on sale of loans[1]	-	-	(0.01)	-	-
Change in the fair value of equity securities	-	-	-	0.01	-
Income from insurance proceeds[2]	-	(0.14)	-	-	-
Change in the net asset value of other investments[3]	(0.03)	-	-	(0.01)	0.01
Severance[4]	-	0.05	-	-	0.01
Employee retention credit, net of consulting fees[5]	-	(0.18)	-	-	-
Divestiture expense[6]	-	-	0.06	-	-
Loan purchase expense[7]	-	-	-	-	-
Core diluted earnings per common share	**$ 0.71**	**$ 0.62**	**$ 0.51**	**$ 0.67**	**$ 0.33**
Efficiency Ratio	61.10%	53.59%	76.12%	74.50%	82.56%
Core Efficiency Ratio	61.63%	63.35%	69.89%	74.21%	79.98%
Core return on average assets[9]	1.08%	0.92%	0.76%	0.97%	0.47%
Total average assets	$ 2,621,611	$ 2,677,604	$ 2,735,823	$ 2,748,171	$ 2,736,358

[1] Adjustment to noninterest income recorded upon completion of the sale of the Alice and Victoria branches for remaining discount on loans sold.

[2] Income from insurance proceeds represents nontaxable income related to an insurance policy for the former Chief Financial Officer of Investar and the Bank.

[3] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds and is included in other operating income in the accompanying consolidated statements of income.

[4] Severance in the fourth quarter of 2022 represents a comprehensive severance package for the former Chief Financial Officer of Investar and the Bank. Severance in the third quarter of 2023 represents adjustments to noninterest expense directly attributable to Investar's exit from its consumer mortgage origination business, consisting of salaries and employee benefits.

[5] Employee retention credit represents a broad based refundable payroll tax credit that incentivized businesses to retain employees on the payroll during the COVID-19 pandemic.

[6] Adjustments to noninterest expenses directly attributable to the sale of the Alice and Victoria, Texas branch locations, consisting of $0.4 million of occupancy expense to terminate the remaining contractually obligated lease payments, $0.1 million of salaries and employee benefits for severance, $0.1 million of professional fees for legal and consulting services, and $0.1 million of depreciation and amortization to accelerate the amortization of the remaining core deposit intangible.

[7] Adjustments to noninterest expense directly attributable to the purchase of loans, consisting of professional fees for legal and consulting services.

[8] Core income tax expense is calculated using the effective tax rates of 17.4%, 18.7%, 18.7% and 18.9% for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023 and September 30, 2022, respectively. Core income tax expense for the quarter ended December 31, 2022 is calculated using an effective tax rate of 20.0%, which is adjusted to account for the exclusion of the income from insurance proceeds, which is nontaxable income, from the calculation of core earnings.

[9] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2018	2019	2020	2021	2022	YTD 2023	YTD 2023 Annualized
Total noninterest expense	$ 41,882	$ 48,168	$ 57,131	$ 63,062	$ 60,865	$ 47,190	$ 62,920
Severance	(293)	-	(289)	(181)	(632)	(123)	
Loan purchase expense	-	-	-	-	-	(29)	
Acquisition expense	(1,445)	(2,089)	(1,062)	(2,448)	-	-	
Employee retention credit, net of consulting fees	-	-	-	1,759	2,342	-	
Loss on early extinguishment of subordinated debt	-	-	-	-	(222)	-	
Divestiture expense	-	-	-	-	-	(651)	
PPP incentive	-	-	(200)	-	-	-	
Community grant	-	-	(100)	-	-	-	
Write down of other real estate owned	(567)	-	-	-	-	-	
Non-routine legal expense	(89)	-	-	-	-	-	
Core noninterest expense	**$ 39,488**	**$ 46,079**	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 46,387**	**$ 61,849**

INVESTAR HOLDING CORPORATION